UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California		94065-1166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2012, Saba Software, Inc. (the “Company”) entered into a fourth letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which Wells Fargo extended to August 31, 2012 the time for the Company’s delivery to Wells Fargo of its financial statements and Form 10-Q for its fiscal quarter ended February 29, 2012 (the “Third Quarter 10-Q”) under the Credit Agreement between the Company and Wells Fargo dated as of June 27, 2011. A copy of the fourth letter agreement is attached hereto as Exhibit 10.1.

As previously reported, the Company has delayed the filing of the Third Quarter 10-Q.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, the Audit Committee of the Company’s Board of Directors voluntarily initiated an accounting review. Company management has evaluated the potential impact of the Audit Committee’s findings on the Company’s prior period financial statements and, on August 2, 2012, in consultation with the Audit Committee, concluded that the Company’s annual financial results for fiscal years 2011 and 2010, and the quarterly results for the periods within such fiscal years and for the first and second quarters of fiscal year 2012, should be restated. In addition, the Company is reviewing whether any adjustments will also be required with respect to the Company’s financial statements for fiscal years 2009 and 2008. Management is currently determining the periods affected and quantifying the specific adjustments that need to be made.

Company management and the Audit Committee have discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP.

The Company issued a press release announcing the Company’s determination that prior period financial statements will be restated. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Letter Agreement, between the Company and Wells Fargo Bank, National Association dated July 31, 2012.

99.1	Press Release dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: August 6, 2012	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary